EXHIBIT 99.1

FOR IMMEDIATE RELEASE

Corey M. Horowitz, Chairman and CEO Network-1 Technologies, Inc. (212) 829-5770

Network-1 Announces Listing of Common Stock on NYSE MKT

New York, New York November 14, 2014 - Network-1 Technologies, Inc. (OTCBB: NTIP) announced today that its shares of common stock have been approved for listing on the NYSE MKT, subject to continued satisfaction of listing requirements. Network-1 anticipates that its common stock will begin trading on the NYSE MKT on November 19, 2014.  Network-1’s ticker symbol will remain "NTIP" and its shares will cease trading on the OTCBB concurrent with the listing of its shares on the NYSE MKT.

Listing on the NYSE MKT represents an important milestone for Network-1 and its shareholders,” said Corey M. Horowitz, Chairman and CEO of Network-1. “Listing on the NYSE will enhance Network-1’s trading liquidity as well as its visibility, all to the benefit of our loyal stockholders, many of whom have remained with us over a number of years”.

NYSE MKT is a fully integrated trading venue within the NYSE community and leverages the NYSE’s advanced and innovative market model to offer a premier venue for listing and trading the stocks of small companies. The venue utilizes the trading, connectivity and routing technologies of the NYSE platform and offers superior price discovery, superior liquidity and reduced trading volatility. Listed companies benefit from issuer-selected Designated Market Makers (DMM) that utilize world-class NYSE trading systems to discover and improve prices, dampen volatility, add liquidity and enhance value. In addition, NYSE MKT-listed companies gain access to the brand visibility and are eligible for the issuer services enjoyed by the NYSE community.

“We welcome Network-1 Technologies to the NYSE MKT family of listed companies and look forward to having a long term partnership,” said Scott Cutler, Executive Vice President, Global Listings at NYSE. “Network-1 Technologies will join other growth oriented companies that benefit from NYSE’s advanced and innovative market model.”

ABOUT NETWORK-1 TECHNOLOGIES, INC.

Network-1 Technologies, Inc. is engaged in the development, licensing and protection of its intellectual property and proprietary technologies.  Network-1 works with inventors and patent owners to assist in the development and monetization of their patented technologies. Network-1 currently owns twenty-two (22) patents covering various telecommunications and data networking technologies as well as technologies relating to document stream operating systems and the identification of media content. Network-1’s current strategy includes continuing to pursue licensing opportunities for its Remote Power Patent and its efforts to monetize two patent portfolios (the Cox and Mirror Worlds patent portfolios) acquired by Network-1 in 2013.  Network-1’s acquisition strategy is to focus on acquiring high quality patents which management believes have the potential to generate significant licensing opportunities as Network-1 has achieved with respect to its Remote Power Patent.

This release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These statements address future events and conditions concerning Network-1’s business plans. Such statements are subject to a number of risk factors and uncertainties as disclosed in the Network-1’s Post-Effective Amendment No. 2 to Form S-1 Registration Statement filed with the Securities and Exchange Commission on September 30, 2014, including, among others, the continued validity of Network-1’s Remote Power Patent, the ability of Network-1 to successfully execute its strategy to acquire high quality patents with significant licensing opportunities, Network-1's ability to achieve revenue and profits from the Mirror Worlds Patent Portfolio and the Cox Patent Portfolio as well as intellectual property it may acquire in the future, the ability of Network-1 to enter into additional license agreements, the ability of Network-1 to continue to receive material royalties from its existing license agreements for its Remote Power Patent, the uncertainty of patent litigation, the difficulty in Network-1 verifying royalty amounts owed to it by its licensees, Network-1's ability to enter into strategic relationships with third parties to license or otherwise monetize their intellectual property, the continued viability of the PoE market, future economic conditions and technology changes and legislative, regulatory and competitive developments. Except as otherwise required to be disclosed in periodic reports, Network-1 expressly disclaims any future obligation or undertaking to update or revise any forward-looking statement contained herein.

Corey M. Horowitz, Chairman and CEO
Network-1 Technologies, Inc.
(212) 829-5770